Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Amendment No. 3 to the Form S-1 of our report dated January 8, 2021 relating to the September 30, 2020 consolidated financial statements of Guskin Gold Corp. (fka Inspired Builders, Inc.).

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

April 6, 2021